Exhibit 99.01

Inspyr Therapeutics Announces Private Placement of Senior Convertible Debentures

WESTLAKE VILLAGE, Calif., September 12, 2017— Inspyr Therapeutics (OTCQB: NSPX), a clinical-stage biotechnology company developing a novel prodrug therapeutic for the treatment of cancer, announced today that the company has entered into definitive agreements with institutional and accredited investors, led by a healthcare-dedicated fund, for the private placement of senior convertible debentures with principal amount of $320,000 for gross proceeds of $250,000 and the cancellation of $70,000 in outstanding obligations of the company. The debentures will be non-interest bearing, will mature one (1) year from the date of issuance and will be convertible into common stock of the Company at the holder’s election at any time, subject to a beneficial ownership limitation. The debentures will have a conversion price equal to the lesser of (i) $0.33 and (ii) 85% of the lesser of (a) the volume weighted average price on the trading day immediately preceding a conversion date and (b) the volume weighted average price on a conversion date. The conversion price of the debentures is subject to anti-dilution protection in the event of subsequent equity sales at a price that is lower than then applicable conversion price.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement entered into with the investors, the Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock underlying the convertible debentures within 45 days.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Further details of the transaction will be described in a Current Report on Form 8-K to be filed by the Company with the SEC. The information contained in this press release is qualified in its entirety by the information to be included in such Current Report, including the exhibits attached thereto.

About Inspyr Therapeutics

Inspyr Therapeutics, Inc. develops therapies for cancer using a novel technology platform that combines a powerful therapeutic (thapsigargin) with a patented prodrug delivery system that targets the release of drugs within solid tumors. Mipsagargin, its lead drug candidate, has been studied in a Phase 2 clinical trial in patients with Nexavar-refractory hepatocellular carcinoma (HCC) and has been granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in this indication.  For additional information on Inspyr Therapeutics, visit www.inspyrtx.com.

Cautionary Statement Regarding Forward Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of Inspyr’s technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of Inspyr’s proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in Inspyr’s periodic reports filed with the Securities and Exchange Commission.

Inspyr Therapeutics Contact:

Lisa Cali

lcali@inspyrtx.com

408-239-7503

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